CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our report dated March 24, 1995, included in the 1995 Annual Report to Shareholders of Wal-Mart Stores, Inc.

We also consent to the incorporation by reference of our report dated March 24, 1995, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 1995, in the following registration statements and related prospectuses.


     The Wholesale Club, Inc.
      Incentive Stock Option
      Plan of Wal-Mart Stores,     Form S-8      File No. 33-42617
      Inc.

     Associate Stock Purchase
      Plan of Wal-Mart Stores,
      Inc.                         Form S-8      File No. 2-64662

     Stock Option Plan of 1984
      of Wal-Mart Stores, Inc.,
      as amended                   Form S-8      File No. 2-94358
                                                 and 33-43315

     Stock Option Plan of 1994
      of Wal-Mart Stores, Inc.     Form S-8      File No. 33-55235

     Debt Securities and Pass-
      Through Certificates of
      Wal-Mart Stores, Inc.        Form S-3      File No. 33-55725

     Directors Deferred Compensation
      Plan of Wal-Mart Stores,
      Inc.                         Form S-8      File No. 33-55178

     Debt Securities of Wal-Mart
      Stores, Inc.                 Form S-3      File No. 33-53125



                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
April 21, 1995

                                               Exhibit 23